UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PACCAR INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PACCAR Inc

P.O. Box 1518

Bellevue, WA 98009

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, APRIL 30, 2024

This Proxy Statement Supplement, dated March 27, 2024 (this “Supplement”), supplements the Definitive Proxy Statement of PACCAR Inc (the “Company”), dated March 20, 2024 (the “Proxy Statement”), for the Company’s Annual Meeting of Stockholders to be held on April 30, 2024 (the “Annual Meeting”).

The Company is supplementing the Proxy Statement to clarify the wording of the voting standard applicable to Items 2, 3, and 6 relating to (i) the approval of the Third Amended and Restated Restricted Stock and Deferred Compensation Plan for Non-Employee Directors, (ii) an advisory vote to approve executive compensation, and (iii) the stockholder proposal. The voting standard is set forth on Page 3 of the Proxy Statement.

The Proxy Statement is supplemented as follows:

•	The text below replaces the first sentence of the second paragraph of Item 2 on Page 3:

“To be approved, Item 2 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this item at the Annual Meeting.”

•	The text below replaces the first sentence of the second paragraph of Item 3 on Page 3:

“To be approved, Item 3 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this item at the Annual Meeting.”

•	The text below replaces the first sentence of the second paragraph of Item 6 on Page 3:

“To be approved, Item 6 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on this item at the Annual Meeting.”

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

EXCEPT AS DESCRIBED ABOVE, THIS SUPPLEMENT DOES NOT MODIFY ANY OTHER INFORMATION IN THE PROXY STATEMENT OR PROXY CARD. THE PROXY STATEMENT AND PROXY CARD CONTINUE TO BE IN FULL FORCE AND EFFECT AS ORIGINALLY FILED.

The Company encourages its stockholders to vote prior to the Annual Meeting by using one of the methods described in the Proxy Statement. The Company’s 2024 Proxy Card may still be used to vote in connection with the Annual Meeting. If a stockholder has already submitted their vote, no further action is required.